Exhibit 10.2

Execution Version

WAIVER, CONSENT AND FIRST AMENDMENT
TO
CREDIT AGREEMENT

This WAIVER, CONSENT AND FIRST AMENDMENT TO CREDIT AGREEMENT (this “Waiver”), dated as of August 15, 2006,  by and among SITEL CORPORATION, a Minnesota corporation (“Parent”), and each of Parent’s Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower”, and collectively, as the “Borrowers”), and ABLECO FINANCE LLC, a Delaware limited liability company, as the arranger and administrative agent for the Lenders (as defined below) and collateral agent for the Lender Group (as defined below) (in such capacities, together with its successors and assigns in such capacities, the “Agent”) and as a Lender.

WHEREAS, Borrowers, Agent and certain lenders identified on the signature pages thereto (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender”, and collectively, as the “Lenders”; and together with Agent, collectively the “Lender Group”) are parties to that certain Credit Agreement dated as of August 19, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Events of Default exist as a result of the items listed below (collectively, the “Specified Defaults”):

(i)            failure of Borrowers to deliver to Agent, with copies for each Lender, the Projections with respect to the fiscal year ending December 31, 2006 required to be delivered pursuant to Section 5.3 of the Credit Agreement on or prior to March 13, 2006, which constitutes a breach of Section 6(a) of the Waiver and Consent to Credit Agreement dated as of March 24, 2006, among Borrowers, Agent and Lenders (the “March Waiver”) and an Event of Default under the Credit Agreement;

(ii)           failure of SITEL Brazil to use all proceeds of the Brazil Loan to pay the Unpaid Brazilian Municipal Taxes (as defined in the March Waiver, and as used herein, the “Unpaid Brazilian Municipal Taxes”) within 15 business days of the receipt by SITEL Brazil of the proceeds of the Brazil Loan, and failure of Borrowers to deliver to Agent evidence from the applicable Governmental Authorities that all Unpaid Brazilian Municipal Taxes have been paid in full, in form and substance reasonably satisfactory to Agent, which constitutes a breach of Section 3 and Section 6(b) of the March Waiver and an Event of Default under the Credit Agreement;

(iii)          failure of Borrowers to secure the Brazil Loan (as defined in the March Waiver, and as used herein, the “Brazil Loan”) with all of the assets of SITEL do Brasil Ltda (“SITEL Brazil”) pursuant to documentation in form and substance reasonably satisfactory to Agent, which constitutes a breach of Section 6(c) of the March Waiver and an Event of Default under the Credit Agreement;

(iv)          failure of Borrowers to deliver to Agent, with copies for each Lender, the audited consolidated financial statements of Parent and its Subsidiaries for the fiscal year ended December 31, 2005 required to be delivered pursuant to Section 5.3 of the Credit Agreement, which constitutes a breach of Section 5 of the Waiver to Credit Agreement dated as of April 20, 2006, among Borrowers, Agent, and Lenders and an Event of Default under the Credit Agreement;

(v)           failure of Borrowers to deliver to Agent, with copies for each Lender, unaudited consolidated and consolidating financial statements, and related Compliance Certificates, covering Parent’s and its Subsidiaries’ operations for the Fiscal Months ended April 30, 2006 and May 31, 2006 within 30 days after the end of such Fiscal Month, constituting breaches of Section 5.3 of the Credit Agreement and Events of Default under Section 7.2(a) of the Credit Agreement;

(vi)          failure of Borrowers to deliver to Agent, with copies for each Lender, unaudited consolidated and consolidating financial statements, and a Compliance Certificate, covering Parent’s and its Subsidiaries’ operations for the fiscal quarter ended March 31, 2006 within 45 days after the end of such quarter, constituting a breach of Section 5.3 of the Credit Agreement and an Event of Default under Section 7.2(a) of the Credit Agreement;

(vii)         the inaccuracy of the Compliance Certificates delivered prior to the date hereof to Agent and Lenders as a result of accounting irregularities with respect to the books and records of SITEL Brazil, constituting breaches under Sections 4.11 and 4.18 of the Credit Agreement and separate Events of Default under Section 7.9 of the Credit Agreement;

(viii)        failure of Borrowers to deliver to Agent WFF US Borrowing Base Certificates and WFF Foreign Borrowing Base Certificates for the months of March 2006, April 2006, May 2006, and June 2006, constituting breaches of Section 5.2 of the Credit Agreement and separate Events of Default under Section 7.2(a) of the Credit Agreement;

(ix)           failure of Borrowers to maintain a Leverage Ratio of not more than 2.75:1.00 for the four fiscal quarters ended September 30, 2005, constituting a breach of Section 6.17(a)(iii) of the Credit Agreement and an Event of Default under Section 7.2(a) of the Credit Agreement;

(x)            failure of Borrowers to maintain, as of August 2, 2006, WFF US Excess Availability equal to or in excess of $7,500,000, constituting a breach of Section 6.17(c) of the Credit Agreement and an Event of Default under Section 7.2(a) of the Credit Agreement;

(xi)           failure of Borrowers to pay certain United States income taxes (the “Unpaid Income Taxes”) before delinquency, constituting a breach of Section 5.6 of the Credit Agreement and an Event of Default under Section 7.2(b) of the Credit Agreement;

(xii)          the financial statements of Parent and its Subsidiaries delivered to Agent prior to the date hereof being inaccurate as a result of accounting irregularities with respect to the books and records of SITEL Brazil and the failure of Borrowers to pay the Unpaid Income Taxes, constituting breaches under Sections 4.11, 4.18, and 5.13 of the Credit Agreement and separate Events of Default under Sections 7.2 and 7.9 of the Credit Agreement;

(xiii)         the conversion on December 31, 2005 of $4,700,000 in intercompany indebtedness owed by SITEL UK Limited to the Parent to equity held by the Parent, SITEL International LLC and SITEL Europe Limited on a date on which a Default or Event of Default existed, constituting a breach of Section 6.12 of the Credit Agreement and an Event of Default under Section 7.2(a) of the Credit Agreement;

(xiv)        the incurrence of Liens on the Accounts and certain other assets of SITEL Brazil securing the Indebtedness of SITEL Brazil listed on Schedule 1 hereto (together with any refinancings, renewals or extensions of such Indebtedness and replacement Liens associated therewith, so long as such refinancings, renewals, or extensions do not result in an increase in the principal amount of, or interest rate with respect to, such Indebtedness, or a shortening of the average weighted maturity of such Indebtedness, and such replacement Liens only encumber those assets that secured the refinanced, renewed or extended Indebtedness, the “Additional Brazil Secured Debt”), constituting a breach of Section 6.16 of the Credit Agreement and an Event of Default under Section 7.2(a) of the Credit Agreement; and

(xv)         the incurrence of Indebtedness by Non-Loan Party Subsidiaries in excess of that permitted by clause (a)(ii) of Section 6.16 of the Credit Agreement as a result of the incurrence by SITEL Brazil of the Indebtedness listed on Schedule 2 hereto (together with any refinancings, renewals or extensions of such Indebtedness, so long as such refinancings, renewals, or extensions do not result in an increase in the principal amount of, or interest rate with respect to, such Indebtedness, or a shortening of the average weighted maturity of such Indebtedness, the “Brazil Local Debt”).

WHEREAS, Events of Default are expected to exist as a result of the failure of Borrowers to (i) deliver to the Agent unaudited consolidated and consolidating income statements and Compliance Certificates for the months of July, 2006 and August, 2006, constituting breaches of Section 5.3 of the Credit Agreement and separate Events of Default under Section 7.2(a) of the Credit Agreement, (ii) deliver to Agent, with copies for each Lender, unaudited consolidated and consolidating financial statements, and a Compliance Certificate, covering Parent’s and its Subsidiaries’ operations for the fiscal quarter ended June 30, 2006, constituting a breach of Section 5.3 of the Credit Agreement and an Event of Default under Section 7.2(a) of the Credit Agreement and (iii) maintain a Leverage Ratio of not more than 2.25:1.00 for the four fiscal quarters ended June 30, 2006, constituting a breach of Section 6.17(a)(iii) of the Credit Agreement and an Event of Default under Section 7.2(a) of the Credit Agreement (collectively, the “Expected Defaults”);

WHEREAS, Borrowers desire to obtain the consent of Agent and Required Lenders to the requests listed below (collectively, the “Requested Consents”):

(i)            the incurrence of Indebtedness by SITEL Brazil in an aggregate principal amount not to exceed BRL 5,000,000 pursuant to an installment plan (the “Brazil Installment Plan Loan”) to repay certain INSS (as defined below) taxes;

(ii)           the conversion of intercompany indebtedness owing by SITEL Nordic AB (“SITEL Nordic”) to SITEL Europe Limited (“SITEL Europe”) in an aggregate principal amount not to exceed SEK 1,600,000 to equity (the “Loan Conversion”);

(iii)          permit the Loan Parties and WFF Foreign Loan Parties to make intercompany loans to SITEL Brazil (the “Additional Brazil Working Capital Intercompany Loans”); provided, that (v) the aggregate Dollar Equivalent principal amount of the Additional Brazil Working Capital Intercompany Loans made in reliance on this clause (iii) shall not exceed $750,000 in the aggregate, (w) the Loan Parties and WFF Foreign Loan Parties making such Additional Brazil Working Capital Intercompany Loans be acceptable to Agent in its sole discretion, (x) immediately after giving effect to the making of the Additional Brazil Working Capital Intercompany Loans and the making of any Advances in connection therewith, the Dollar Equivalent of WFF Excess Availability is not less than $20,000,000, (y) the Additional Brazil Working Capital Intercompany Loans are evidenced by a promissory note, in form and substance reasonably acceptable to Agent, which promissory note has been pledged to Senior Collateral Agent, and (z) the proceeds of the Additional Brazil Working Captial Intercompany Loans are used solely for the working capital requirements of SITEL Brazil; and

(iv)          the use by SITEL Europe of the proceeds of a European Advance (as defined in the WFF Credit Agreement) to repay an intercompany loan made by Parent to SITEL Europe in the principal amount of $3,950,112 (the “European Loan Repayment”);

WHEREAS, Borrowers have requested that Agent and Required Lenders waive the Specified Defaults and Expected Defaults and consent to the Requested Consents and Agent and the undersigned Required Lenders have agreed to do so subject to the terms and conditions contained herein; and

WHEREAS, Borrowers, Agent and Required Lenders have further agreed to amend the Credit Agreement in certain respects, subject to the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Defined Terms.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement.  As used in this Waiver, the following terms shall have the meanings specified below:

“Back Social Taxes Loans” means the intercompany loan to SITEL Brazil from Parent made on February 24, 2006 in the Dollar Equivalent aggregate principal amount of $1,500,000 to pay COFINS and INSS and for general corporate purposes of SITEL Brazil, and the intercompany loan to SITEL Brazil from SITEL (BVI) International, Inc. made on May 24, 2006 in the Dollar Equivalent aggregate principal amount of $1,600,047 to pay PIS and COFINS and for general corporate purposes of SITEL Brazil.

“Brazil April Intercompany Loan” means an intercompany loan to SITEL Brazil from Parent made on April 26, 2006 in the Dollar Equivalent aggregate principal amount of $500,000 to be used by SITEL Brazil for general corporate purposes.

“BRL” shall mean the Brazilian real, the lawful currency of Brazil.

“COFINS” shall mean the Contribution for the Financing of Social Security, a tax paid by Brazilian corporations to the Ministry of Economics of Brazil on gross revenues in order to fund the Brazilian social security system.

“INSS” shall mean the tax paid to the National Social Security Institute (INSS) of Brazil, a department of the Ministry of Security and Social Assistance of Brazil, for the administration of social security contributions.

“PIS” shall mean the tax paid by corporations in Brazil to the Ministry of Economics of Brazil on gross revenues, which taxes contributes to the funding of social integration programs.

“SEK” shall mean the Swedish krona, the lawful currency of Sweden.

2.             Waiver.  Subject to the satisfaction of the conditions set forth in Section 6 below, Agent and Required Lenders hereby waive (a) the Specified Defaults and the Expected Defaults, and (b) the condition precedent set forth in Section 5(b) of the March Waiver requiring Borrowers to deliver to Agent as a condition precedent to the effectiveness of the March Waiver a promissory note in form and substance reasonably acceptable to Agent evidencing the Brazil Loan.  The Borrowers, the Agent and Required Lenders hereby agree that the March Waiver shall be deemed to have become effective on March 24, 2006.  Except as set forth hereinabove, the foregoing waiver shall not constitute (x) a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, (y) a waiver of any other breach of, or any other Event of Default under, the Credit Agreement or any other Loan Document or (z) a waiver, release or limitation upon the exercise by Agent or the Lender of any of its rights, legal or equitable, under the Credit Agreement, the other Loan Documents and applicable law, all of which are hereby reserved.

3.             Consent. Subject to the satisfaction of the conditions set forth in Section 6 below, notwithstanding any provision in the Credit Agreement or the other Loan Documents to the contrary, Agent and the Required Lenders hereby consent to (a) SITEL Brazil incurring the Brazil Installment Plan Loans; (b) the consummation of the Loan Conversion, regardless of whether any Default or Event of Default is occurring or continuing to occur on the date of such Loan Conversion; (c) Loan Parties and WFF Foreign Loan Parties making and SITEL Brazil incurring and securing the Additional Brazil Working Capital Intercompany Loans; (d) the consummation promptly after the date hereof of the European Loan Repayment; and (e) SITEL Brazil incurring additional secured or unsecured Indebtedness, and incurring Liens with respect to any such secured Indebtedness, in an aggregate principal amount not to exceed BRL 2,000,000 (the “Additional Permitted Brazil Debt”).  For the avoidance of doubt, no portion of any Indebtedness basket set forth in Section 6.1 or 6.16 of the Credit Agreement, any Investment basket set forth in the definition of Permitted Investments or any Lien basket set forth in the definition of Permitted Liens or in Section 6.16 of the Credit Agreement shall be deemed utilized by the making of or the incurrence of or the securing of the Brazil Installment Plan Loans, the Back Social Taxes Loans, the Additional Brazil Working Capital Intercompany Loans, the Brazil Loan, the Brazil April Intercompany Loan, the Brazil Local Debt and the Additional Permitted Brazil Debt.  This consent is a limited consent and shall not be deemed to constitute a consent with respect to any other current or future departure from the requirements of any provision of the Credit Agreement or any other Loan Documents.

4.             Amendments to Credit Agreement.  Subject to the satisfaction of the conditions set forth in Section 6 of this Waiver, the Credit Agreement is hereby amended as follows:

(a)           Clause (j) of Section 6.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(j) Indebtedness of Loan Parties and WFF Foreign Loan Parties and their respective Subsidiaries in respect of intercompany loans permitted under clauses (g), (h), (u) and (v) of the definition of Permitted Investments;”

(b)           Section 6.12 of the Credit Agreement is hereby amended by adding the following sentence to the end of such section:

“Notwithstanding the foregoing, Borrowers will not and will not permit any other Loan Party or any Significant Subsidiary to make intercompany loans to SITEL do Brasil Ltda without the consent of Agent (other than the Additional Brazil Working Capital Intercompany Loans, as such term is defined in that certain Waiver, Consent and First Amendment to Credit Agreement dated as of August 15, 2006, by and among Borrowers, Agent and Lenders).”

(c)           Section 6.17(a)(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(i)            “Minimum EBITDA.  EBITDA, measured on a month-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Period	Applicable Amount

For the 12 month periods ending July 31, 2006 and August 31, 2006	$45,000,000

For the 12 month period ending each month thereafter	$55,000,000	”

(d)           Section 6.17(a)(iii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(iii)          “Leverage Ratio.  A Leverage Ratio, measured on a quarter-end basis, of not more than the ratio set forth in the following table for the applicable period set forth opposite thereto:

Applicable Ratio	Applicable Period

2.50:1.0	For the 4 fiscal quarters ending March 31, 2006 and June 30, 2006

2.25:1.0	For the 4 fiscal quarters ending September 30, 2006

2.00:1.0	For the 4 fiscal quarters ending each fiscal quarter thereafter”

(e)           The defined term “Permitted Dispositions” set forth in Schedule 1.1 to the Credit Agreement is hereby amended by (i) replacing the word “and” at the end of clause (n) with a comma, (ii) replacing the period at the end of clause (o) with the phrase “and,” and (iii) adding the following clause (p) at the end thereof as follows:

“(p)         the non-recourse sale of Accounts by SITEL France SAS (or, with the consent of Agent, any other Significant Subsidiary) so long as no Default or Event of Default exists or would be caused by the consummation of such transaction, the consideration received therefor is cash or Cash Equivalents and is at least fair market value (as determined in the good faith judgment of SITEL France SAS or such Significant Subsidiary), and the Net Cash Proceeds of such sales must be used to repay existing Indebtedness of

SITEL France SAS (or such Significant Subsidiary) or for general operating purposes of SITEL France SAS (or such Significant Subsidiary).”

(f)            The defined term “Permitted Investments” set forth in Schedule 1.1 to the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (s), (ii) replacing the period at the end of clause (t) with a comma, and (iii) adding the following clauses (u) and (v) at the end thereof as follows:

“(u)         an intercompany loan to SITEL do Brasil Ltda (“SITEL Brazil”) from Parent made on February 24, 2006 in the Dollar Equivalent aggregate principal amount of $1,500,000 to pay COFINS and INSS and for general corporate purposes of SITEL Brazil, and an intercompany loan to SITEL Brazil from SITEL (BVI) International, Inc. made on May 24, 2006 in the Dollar Equivalent aggregate principal amount of $1,600,047 to pay PIS and COFINS and for general corporate purposes of SITEL Brazil (collectively, the “Back Social Taxes Loans”), and

(v)           an intercompany loan to SITEL Brazil from Parent made on April 26, 2006 in the Dollar Equivalent aggregate principal amount of $500,000 to be used by SITEL Brazil for general corporate purposes (the “Brazil April Intercompany Loan”).”

(g)           Section 6.16(a) of the Credit Agreement is hereby amended by adding at the end of such Section the following phrase: “provided, further, that SITEL Brazil may incur and grant a Lien on its assets to secure the Back Social Taxes Loans and the Brazil April Intercompany Loan.”

5.             Ratification.  This Waiver, subject to satisfaction of the conditions provided in Section 6 below, shall constitute waivers, consents and amendments to the Credit Agreement and all of the Loan Documents as appropriate to express the agreements contained herein.  In all other respects, the Credit Agreement and the Loan Documents shall remain unchanged and in full force and effect in accordance with their original terms.

6.             Conditions Precedent.  The effectiveness of this Waiver is subject to the following conditions precedent:

(a)           Borrowers, Agent and the Required Lenders shall have executed and delivered to Agent this Waiver;

(b)           Borrowers shall have delivered to Senior Collateral Agent a promissory note, in form and substance reasonably acceptable to Agent, evidencing the Additional Brazil Working Capital Intercompany Loans;

(c)           Agent shall have received an amendment fee of $100,000, which amendment fee shall be fully earned on the date hereof, shall be due and payable in full in cash on the date hereof, and shall be non-refundable when paid.  The foregoing amendment fee is in addition to, and not in lieu of, all other fees charged to the Borrowers under the Loan Documents; and

(d)           Borrowers, WFF Foreign Borrowers, WFF, WF Canada and the “Required Lenders” under the WFF Credit Agreement shall have executed and delivered a waiver and consent to the WFF Credit Agreement in form and substance reasonably satisfactory to Agent.

7.             Covenants.

(a)           On or prior to September 18, 2006 (or such later date acceptable to Agent), Borrowers shall deliver to Agent, with copies for each Lender,

(i)            the audited consolidated financial statements of Parent and its Subsidiaries for the fiscal year ended December 31, 2005, together with related Compliance Certificate, required to be delivered pursuant to Section 5.3 of the Credit Agreement;

(ii)           evidence from the applicable Governmental Authorities of the ruling or rulings of such Governmental Authorities, if any, with respect to the investigation of potential delinquent payment of the Unpaid Income Taxes;

(iii)          unaudited consolidated income statements covering Parent’s and its Subsidiaries’ operations, and related Compliance Certificates, for each Fiscal Month ended during the period beginning July 1, 2005 and ending on the date hereof required to be delivered pursuant to Section 5.3 of the Credit Agreement;

(iv)          unaudited consolidated and consolidating financial statements covering Parent’s and its Subsidiaries’ operations, and related Compliance Certificates, for the fiscal quarters ended September 30, 2005, March 31, 2006 and June 30, 2006 required to be delivered pursuant to Section 5.3 of the Credit Agreement;

(v)           WFF US Borrowing Base Certificates and WFF Foreign Borrowing Base Certificates for each month ended during the period beginning February 1, 2006 and ending on June 30, 2006, required to be delivered pursuant to Section 5.2 the Credit Agreement; and

(vi)          accurate Compliance Certificates correcting errors in Compliance Certificates delivered prior to the date hereof.

(b)           On or prior to December 31, 2006 (or such later date acceptable to Agent), Borrowers shall deliver to Agent, with copies for each Lender, evidence from the applicable Governmental Authorities that the Unpaid Income Taxes have been paid in full, in form and substance reasonably satisfactory to Agent.

(c)           On or prior to September 30, 2006 (or such later date acceptable to Agent) Borrowers shall have delivered to Agent all documents evidencing the Brazil Installment Plan Loan, each in form and substance reasonably acceptable to Agent.

(d)           Within 45 days of the date hereof (or such later period acceptable to Agent), the Brazil Loan and the Additional Brazil Working Capital Intercompany Loans shall be secured by the assets of SITEL Brazil (other than (i) Accounts of SITEL Brazil, solely to the extent such Accounts secure up to BRL 4,400,000 of the Additional Brazil Secured Debt, and (ii) assets securing the Indebtedness described on Schedule 1 hereto (and any permitted refinancing, renewals or extensions thereof) and any refinancings, renewals, or extensions thereof, and the Additional Permitted Brazil Debt) pursuant to documentation in form and substance reasonably satisfactory to Agent.

(e)           Within 45 days of the date hereof (or such later period acceptable to Agent), Borrowers shall deliver to Agent evidence from the applicable Governmental Authorities that all Unpaid Brazilian Municipal Taxes have been paid in full, in form and substance reasonably satisfactory to Agent.

(f)            A failure by Borrowers to comply with the foregoing covenants shall constitute an immediate Event of Default.

8.             Release.  Each Borrower hereby absolutely and unconditionally releases and forever discharges Agent and the Lenders, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Waiver, whether such claims, demands and causes of action are matured or unmatured or known (and for the avoidance of doubt, not including any act, omission, matter, cause or thing whatsoever arising after the date of this Waiver) or unknown.

9.             Miscellaneous.

(a)           Warranties and Absence of Defaults.  In order to induce Agent and Required Lenders to enter into this Waiver, each Borrower hereby warrants to Agent and the Lenders, as of the date hereof, that:

(i)            other than as waived hereunder, the representations and warranties contained in the Credit Agreement or in the other Loan Documents shall be true and correct in all material respects on and as of the date hereof, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date); and

(ii)           no Default or Event of Default (other than the Specified Defaults and the Expected Default related to the failure of Borrowers to maintain a Leverage Ratio of not more than 2.25:1.00 for the four fiscal quarters ended June 30, 2006) shall have occurred and be continuing on the date hereof.

(b)           Expenses.  Borrowers, jointly and severally, agree to pay on demand all reasonable costs and expenses of Agent (including the reasonable fees and expenses of outside counsel for Agent) in connection with the preparation, negotiation, execution, delivery and administration of this Waiver and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith.  All obligations provided herein shall survive any termination of this Waiver and the Credit Agreement.

(c)           Governing Law.  This Waiver shall be a contract made under and governed by the internal laws of the State of New York.

(d)           Counterparts.  This Waiver may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Waiver.  Delivery of an executed counterpart of this Waiver by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Waiver.  Any party delivering an executed counterpart of this Waiver by telefacsimile or electronic mail shall also deliver an original executed counterpart of this Waiver, but the failure to do so shall not affect the validity, enforceability or binding effect of this Waiver.

[Signature Pages Follow.]

Execution Version

IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

BORROWERS:

SITEL CORPORATION, a Minnesota corporation

By:	/s/ Ronald E. Reno
Title:

NATIONAL ACTION FINANCIAL SERVICES, INC., a Georgia corporation

By:	/s/ Ronald E. Reno
Title:

SITEL HOME MORTGAGE CORP., a Nebraska corporation

By:	/s/ Ronald E. Reno
Title:

FINANCIAL INSURANCE SERVICES, INC., a Nebraska corporation

By:	/s/ Ronald E. Reno
Title:

SITEL INTERNATIONAL LLC, a Delaware limited liability company

By:	/s/ Ronald E. Reno
Title:

[SIGNATURE PAGE TO WAIVER, CONSENT
AND FIRST AMENDMENT TO CREDIT AGREEMENT]

AGENT AND AS A LENDER:

ABLECO FINANCE LLC, a Delaware limited liability company

By:	/s/
Title:

[SIGNATURE PAGE TO WAIVER, CONSENT
AND FIRST AMENDMENT TO CREDIT AGREEMENT]

SCHEDULE 1

Additional Brazil Secured Debt

Bank Lines of Credit:

Lender	Maximum Amount Available on Line of Credit		Outstanding Indebtedness as of June 30, 2006		Security for Debt

Bradesco Bank	BRL	500,000	BRL	299,313	Accounts of SITEL Brazil
Itau Bank	BRL	2,000,000	BRL	1,300,000	Accounts of SITEL Brazil

Capital Lease Obligations:

Lender	Number of Lease Contracts	Outstanding Capital Lease Obligation [as of June 30, 2006]

Bradesco Bank	3	BRL	175,804
Itau Bank	2	BRL	325,354
Safra Bank	13	BRL	1,134,790

Total		BRL	1,635,948

SCHEDULE 2

Brazil Local Debt

Bank Lines of Credit:

Lender	Maximum Amount Available on Line of Credit		Outstanding Indebtedness as of June 30, 2006		Security for Debt

Sudameris	BRL	1,000,000		0	No company assets
Sudameris	BRL	700,000	BRL	581,851	No company assets
Safra	BRL	100,000		0	None
Safra	BRL	2,200,000	BRL	2,226,168	Standby Letter of Credit from Parent’s Bank
Safra	BRL	350,000	BRL	58,333	None
Safra	BRL	250,000		0	None
Bradesco Bank	BRL	300,000		0	None
Bradesco Bank	BRL	200,000		0	None
Bradesco Bank	BRL	500,000	BRL	299,313	Accounts of SITEL Brazil
Itau Bank	BRL	2,000,000	BRL	1,300,000	Accounts of SITEL Brazil

Capital Lease Obligations:

Lender	Number of Lease Contracts	Outstanding Capital Lease Obligation [as of June 30, 2006]

Bradesco Bank	3	BRL	175,804
Itau Bank	2	BRL	325,354
Safra Bank	13	BRL	1,134,790

Total		BRL	1,635,948